RESTRICTED STOCK UNITS AGREEMENT
(Make-Whole Award to Katrina S. Lindsey)

This Restricted Stock Units Agreement (the “Agreement”) is made and entered into on January 3, 2022 (the “Grant Date”), pursuant to the Casey’s General Stores, Inc. 2018 Stock Incentive Plan (the “Plan”). The Committee administering the Plan has selected the party specified on the summary award page hereof (the “Participant”) to receive the following award (the “Award”) of Restricted Stock Units, each of which represents the right to receive on the applicable settlement date described in Section 1 (each a “Settlement Date”) one (1) share of the Common Stock, no par value (“Stock”) of Casey’s General Stores, Inc., an Iowa corporation (the “Company”), on the terms and conditions set forth below to which Participant accepts and agrees:

1.Award Granted.

Grant Date:                January 3, 2022

Number of Restricted Stock Units:    2,147

Vesting Date/Settlement Date:    For each Restricted Stock Unit, the date on which such unit becomes a Vested Unit in accordance with Section 4 or Section 7, below.

2.Grant of Units. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, the number of Restricted Stock Units as specified in Section 1 above (the “Units”). Each Unit represents a right to receive on a date determined in accordance with this Agreement one (1) share of Stock. This Award shall be governed by the terms of the Plan, which are incorporated herein by this reference. The Participant acknowledges having received and read a copy of the Plan. Capitalized terms not otherwise defined by this Agreement will have the meanings assigned to the Plan.

3.No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company or for its benefit.

4.Vesting of Units. Subject to Participant’s continued services to the Company through the Vesting Date, the Units will vest and become “Vested Units” over a three-year period in equal installments on each of the first three anniversaries of the grant date (i.e., January 3, 2023, January 3, 2024, and January 3, 2025). Notwithstanding any other provisions of this Agreement: (a) if the Participant’s services to the Company terminate because of the death or disability of the Participant, the Units that otherwise would not be vested as of the date of termination shall vest and become Vested Units as of that date; and (b) if the Participant’s employment terminates by reason of retirement and (i) the sum of the Participant’s age and full years of service with the Company on the retirement date is 75 years or higher, or (ii) the Participant is at least 55 years of age with 10 full years of service as of the retirement date, the Units that otherwise would not be vested as of the date of termination shall not be forfeited and shall be payable on the Vesting Date, as applicable, as described above.

5.Settlement of the Award.

a.Issuance of Shares of Stock. The Company shall issue to the Participant on the Settlement Date (that is, the date on which the Units shall vest and become Vested Units) with respect to each Vested Unit to be settled on such date one (1) share of Stock. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 5.c., Section 6 or the Company’s Insider Trading Policy. For purposes of this Section, “Insider Trading Policy” means the written policy of the Company pertaining to the sale, transfer or other disposition of the Company’s equity securities by members of the Board, officers or other employees who may possess material, non-public information regarding the Company, as in effect at the time of a disposition of any Stock.

b.Certificate Registration. A certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant designated in writing by the Participant on forms approved by the Company for that purpose.

c.Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.

6.Tax Matters.

a.Tax Withholding in General. At the time this Agreement is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from any amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Company have been satisfied by the Participant.

b.Assignment of Sale Proceeds; Payment of Tax Withholding by Check. Subject to compliance with applicable law and the Company’s Insider Trading Policy, the Participant shall satisfy the Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units. Notwithstanding the foregoing, the Participant may elect to pay by check the amount of the Company’s tax withholding obligations arising on any Settlement Date by delivering written notice of such election to the Company on a form specified by the Company for this purpose at least thirty (30) days (or such other period established by the Company) prior to such Settlement Date. By making such election, the Participant agrees to deliver a check for the full amount of the required tax withholding to the Company on or before the third business day following the Settlement Date. If the Participant elects to pay the required tax withholding by check but fails to make such payment as required by the preceding sentence, the Company is hereby authorized at its discretion, to satisfy the tax withholding obligations through any other means authorized by this Section 6, including by effecting a sale of some or all of the shares being acquired upon settlement of Units, withholding from payroll and any other amounts payable to the Participant, or by withholding shares in accordance with Section 6.c.

c.Withholding in Shares. The Company may, in its discretion, permit or require the Participant to satisfy all or any portion of the Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a Fair Market Value, as of the date on which the tax withholding obligations arise, that the Company determines is up to the maximum amount that the Company is permitted by applicable law to withhold in respect of federal, state and local taxes, domestic or foreign, arising in connection with the Award or the issuance of shares of Stock in settlement thereof.

7.Effect of Change in Control on Award. In the event of a Change of Control, the Units shall be treated in accordance with Article 15 of the Plan.

8.Adjustments for Changes in Capital Structure. The Award shall be subject to adjustment in accordance with Section 4.4 of the Plan.

9.Rights as a Stockholder/Dividend Equivalents. The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the Participant becomes the record holder of the shares of Stock underlying the Award. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.4 of the Plan. Provided however, the Participant shall be entitled to dividend equivalents, which are the right to receive, for each Unit ultimately awarded to the Participant, a cash payment equal to the cash and the fair market value of stock dividends (determined as of the applicable Settlement Date) paid to shareholders between the Grant Date and the applicable Vesting Date. Dividend equivalents will be paid in cash if and to the extent the vesting requirements have been met.

10.Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement.

11.Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Notice or at such other address as such party may designate in writing from time to time to the other party.

12.Miscellaneous Provisions.

a.Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that (i) no such termination or amendment may materially impair the rights of a Participant under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law, tax rules, stock exchange rules or accounting rules or the

Company deems such termination or amendment to be necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code, and (ii) no such amendment may alter or accelerate the time or form of distributions in violation of Section 409A of the Code, if applicable, including, without limitation, any amendment that would violate the provisions of Section 409A of the Code requiring that any amendment to extend the issuance of any shares of Stock after the Settlement Date may not take effect until at least twelve (12) months after the date on which the new election is made, and, if the new election relates to a payment for a reason other than the death or disability of the Participant, the new election must provide for the deferral of issuance of such shares of Stock for a period of at least five (5) years from the Settlement Date such issuance of shares of Stock would otherwise have been made. No amendment or addition to this Agreement shall be effective unless in writing.

b.Non-Transferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

c.Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
d.Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

e.Integrated Agreement. This Agreement and the Plan, together with any service or other agreement between the Participant and the Company referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of this Agreement shall survive any settlement of the Award and shall remain in full force and effect.

f.Severability. Should any term, covenant, provision, paragraph or condition of this Agreement be held invalid or illegal, such invalidity or illegality shall not invalidate the whole Agreement, but it shall be construed as if not containing the invalid or illegal part or parts and the rights and obligations of the parties shall be construed and enforced accordingly.

g.Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Company by its duly authorized officer, as of the date and year written above.

CASEY’S GENERAL STORES, INC.:

By:    /s/ Darren M. Rebelez
    Darren M. Rebelez
President and CEO

PARTICIPANT:

As set forth on the attached summary award page.